Legg Mason Partners Global High Yield Bond Fund
Legg Mason Partners Government Securities Fund
Legg Mason Partners Investment Grade Bond Fund
Legg Mason Partners Short Term Investment Grade Bond Fund

Legg Mason Partners Short/Intermediate U.S. Government Fund




Item 77D

Registrant incorporates by reference Registrant's Form
DEF 14A - Other definitive proxy statements dated and filed on October 10, 2006.
(Accession No. 0001193125-06-203842)